UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2020

KEY ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08038	04-2648081
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 McKinney Street, Suite 1800

Houston, Texas 77010

(Address of principal executive offices, including zip code)

713-651-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Exchange Act of 1934.  ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Principal Financial Officer

On June 15, 2020, Key Energy Services, Inc., a Delaware corporation (the “Company” or “Key”), announced that J. Marshall Dodson will cease to serve as Interim Chief Financial Officer (Principal Financial Officer) and Treasurer of the Company effective immediately. Mr. Dodson will continue to serve as President and Chief Executive Officer and as a member of the Company’s Board of Directors (the “Board”).

(c) Appointment of Principal Financial Officer

On June 15, 2020, the Company announced the hiring of Nelson Haight and his appointment as Chief Financial Officer (Principal Financial Offer), Senior Vice President and Treasurer of the Company.

With over 30 years of professional experience, Mr. Haight, age 55, recently served as a consultant providing finance and accounting services to the energy industry, most recently from September 2019 to March 2020 as the interim Chief Financial Officer for Element Markets, LLC, a privately held environmental commodities firm, and from November 2018 to June 2019, for Epic Companies, LLC, a privately held oilfield service company. Between July 2017 and September 2018, Mr. Haight was the Chief Financial Officer of Castleton Resources, LLC, a privately held exploration and production company. From December 2011 to July 2017, Mr. Haight served in various capacities from Vice President to Chief Financial Officer at Midstates Petroleum Company, Inc., a NYSE listed exploration and production company founded in 1993 and focused on the application of modern drilling and completion techniques to oil/liquids-prone resources in previously discovered yet underdeveloped hydrocarbon trends. Mr. Haight received an MPA and BBA from the University of Texas at Austin in May 1988 and is a Certified Public Accountant and member of the American Institute of Certified Public Accountants.

In connection with Mr. Haight’s appointment, the Company and Mr. Haight entered into an employment agreement (the “Employment Agreement”), effective June 15, 2020 with an initial term ending December 31, 2021. The term will be automatically renewed for successive one-year periods unless either party provides written notice of non-renewal.

Under the Employment Agreement, Mr. Haight will receive an annual base salary of $375,000, however, the annual base salary has been temporarily reduced by 10% to $337,500 consistent with reductions applicable to other officers of the Company. Mr. Haight will be eligible to participate in the Company’s annual incentive bonus plan and other incentive plans as in effect from time to time. The Employment Agreement also contains certain restrictive covenants relating to non-disclosure, intellectual property, non-competition, and non-solicitation.

Under the Employment Agreement, subject to his execution of a release of claims, Mr. Haight will be eligible for the following severance benefits in the event of his termination of employment by Key without “cause” (as defined in the Employment Agreement), by Mr. Haight with “good reason” (as defined in the Employment Agreement), or as a result of his death or “disability” (as defined in the Employment Agreement): (i) a lump sum severance payment equal to 1.5 times his annual base salary, (ii) continued, subsidized coverage for Mr. Haight and his dependents under Key’s medical and dental benefit plans for up to 12 months following termination, and (iii) unless otherwise provided for in an award agreement, accelerated vesting of all outstanding unvested equity awards. Additionally, if Mr. Haight is terminated by Key without cause or resigns for good reason within one year following a “change of control” (as defined in the Employment Agreement), Mr. Haight will also receive any unpaid bonus for a performance period ending prior to the date of termination based on actual performance and a pro-rated portion of his target bonus for the performance period during which such termination occurs.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the complete text of the Employment Agreement, attached as Exhibit 10.1 hereto and incorporated herein by reference.

Additionally, in connection with his appointment, Mr. Haight received a grant of 30,055 time-based restricted stock units (“RSUs”) and 30,055 performance-based restricted stock units (“PSUs”) under the Key Energy Services, Inc. Amended and Restated 2019 Equity and Cash Incentive Plan. The RSUs will vest ratably over a three-year period, and the PSUs will be eligible to become earned based on the Company’s free cash flow achievement over a performance period beginning January 1, 2020 and ending December 31, 2022.

Mr. Haight is not a party to any transaction, or any proposed transaction, required to be disclosed pursuant to Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Haight and any other person pursuant to which either of them was selected as an officer. There are no family relationships between Mr. Haight and any director or executive officer of the Company.

Item 7.01    Regulation FD Disclosure

On June 15, 2020, the Company issued a press release regarding Mr. Haight’s appointment as Chief Financial Officer, Senior Vice President and Treasurer of the Company. A copy of this press release is attached as Exhibit 99.1 hereto.

The information contained in this Current Report on Form 8-K pursuant to Item 7.01 and the Exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits.

10.1	Employment Agreement, dated as of June 15, 2020, between Key Energy Services, Inc. and Nelson Haight.
99.1	Press Release dated June 15, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: June 15, 2020	By:	/s/ Katherine I. Hargis
	Name:	Katherine I. Hargis
	Title:	Senior Vice President,
Chief Administrative Officer,
General Counsel & Corporate Secretary